AMENDMENT TO RECAPITALIZATION AGREEMENT

           Amendment, dated as of October 17, 1997 (this "Amendment"), to that certain Recapitalization Agreement, dated as of July 22, 1997 (the "Recapitalization Agreement"), by and among J. Crew Group, Inc., a New York corporation (the "Company"), the holders of shares of Common Stock of the Company listed on the signature pages hereto (each a "Seller," and collectively the "Sellers"), and TPG Partners II, L.P., a Delaware limited partnership (the "Buyer").

                       W I T N E S S E T H:

           WHEREAS, the Recapitalization Agreement contemplates a recapitalization of the Company which provides for, among other things, the purchase by the Buyer from the Company of certain shares of Common Stock;

           WHEREAS, the parties desire to amend the Recapitalization Agreement to, among other things, allow TPG Investors II, L.P., a Delaware limited partnership ("TPG Investors"), TPG Parallel II, L.P., a Delaware limited partnership ("TPG Parallel" and, together with TPG Investors, the "TPG Affiliates"), and certain other designees of the Buyer (collectively with the TPG Affiliates, the "TPG Designees") as set forth herein to purchase Recapitalization Shares directly from the Company upon the terms and subject to the conditions set forth herein and in the Recapitalization Agreement;

           NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the parties hereby agree as follows:

      SECTION 1.  AMENDMENTS TO THE RECAPITALIZATION AGREEMENT

           1.1. Addition of TPG Designees. Upon the terms and subject to the conditions set forth herein, in the Recapitalization Agreement and in the Participation Agreements to be entered into on the date hereof by and between the Buyer and each TPG Designee other than the TPG Affiliates, on the Closing Date, the Buyer and the TPG Designees shall purchase from the Company, and the Company shall sell to the Buyer and the TPG Designees, the number of Recapitalization Shares set forth opposite the Buyer's and such TPG Designees' names on Schedule I hereto, and each such TPG Designee shall be entitled to receive all of the benefits and to exercise all of the rights of the Buyer under the Recapitalization Agreement with respect to those Recapitalization Shares purchased by such TPG Designee; provided, however, that nothing contained herein shall in any way amend or modify the Buyer's obligations under the Recapitalization Agreement, including without limitation the Buyer's obligation to deliver the Recapitalization Purchase Price pursuant to Section
2.1 of the Recapitalization Agreement, to the extent they are not satisfied by the TPG Designees.

           1.2. Adjustment of Retained Shares. The
Recapitalization Agreement is hereby amended by (i) deleting Exhibit B to the Recapitalization Agreement in its entirety and inserting in its place Exhibit B to this Amendment and (ii) amending Section 5.16 of the Recapitalization Agreement by (A) deleting each of the references to "twelve percent (12%)" contained therein and replacing them with "14.8127%" and (B) deleting the number "$9,000,000" and replacing it with "$11,109,514".

           1.3.  Adjustment of Sellers Redemption Price;
Allocation of Payment Thereof. The Recapitalization Agreement is hereby amended as follows:

           (a)  by amending the definition of Sellers Redemption
Price by deleting the number "$347,770,000" and replacing it with "$327,797,224"; and

           (b) by modifying the allocation of the Sellers
Redemption Price among the Redeemed Shares by deleting Schedule A to the Recapitalization Agreement in its entirety and inserting in its place Schedule A to this Amendment.

           1.4. Adjustment of Recapitalization Shares; Adjustment of Recapitalization Purchase Price. Section 2.1 of the Recapitalization Agreement is hereby amended by (i) deleting the number "48,400" and replacing such number with the number "46,853.023", (ii) deleting the reference therein to "eighty-eight percent (88%)" therein and replacing such reference with "85.1873%" and (iii) deleting the number "549,600,000" and replacing such number with the number "$554,463,863".

      SECTION 2.  MISCELLANEOUS

           2.1. Governing Law. This Amendment will be governed by the laws of the State of New York (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

           2.2.  Defined Terms; Effect of Amendment

           (a) Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Recapitalization Agreement.

           (b) Except as expressly amended by this Amendment, the Recapitalization Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Recapitalization Agreement to "this Agreement" shall be deemed to refer to the Recapitalization Agreement as amended by this Amendment.

           2.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

J. CREW GROUP, INC.

By: /s/ Michael McHugh                 /s/ A. Cinader
   ------------------------            ---------------------------
   Name: Michael McHugh                Arthur Cinader
   Title: V.P. Finance CFO


/s/ Emily Woods                        /s/ A. Cinader
---------------------------            ---------------------------
Emily Woods                            Abigail Cinader*


/s/ A. Cinader                         /s/ A. Cinader
---------------------------            ---------------------------
Arthur Cinader, Jr.*                   Maud Bryt*


/s/ Saul Charles                       /s/ Saul Charles
---------------------------            ---------------------------
Saul Charles                           Edna Charles**


/s/ Saul Charles                       /s/ Saul Charles
---------------------------            ---------------------------
Linda Charles Fishman**                Amy Charles**



/s/ Saul Charles                       TRUST U/A DATED DECEMBER 29, 1992,
---------------------------            F/B/O ARTHUR CINADER FAMILY,
Robert Charles**                       BETWEEN ARTHUR CINADER, AS GRANTOR
                                       AND MICHAEL S. INSEL, AS TRUSTEE


                                       By: /s/ Michael S. Insel
                                          ---------------------------
                                          Michael S. Insel, Trustee*



* - By Arthur Cinader, as attorney-in-fact
** - By Saul Charles, as attorney-in-fact


* - By Arthur Cinader, as attorney-in-fact
** - By Saul Charles, as attorney-in-fact

TRUST U/A DATED DECEMBER 30, 1959      TRUST U/A DATED JUNE 14, 1955,
F/B/O JOHN MITCHELL CINADER,           F/B/O OYER FAMILY, BETWEEN MITCHELL
BETWEEN ARTHUR CINADER, AS GRANTOR     CINADER, AS GRANTOR AND ALICE OYER,
AND ALICE OYER, CALVIN OYER AND        ARTHUR CINADER AND CALVIN OYER, AS
SADIE CINADER, AS TRUSTEES             TRUSTEES

By: /s/ A. Cinader                     By: /s/ Saul Charles
   ------------------------               -------------------------
   Alice Oyer, Trustee*                   Arthur Cinader, Trustee**

By: /s/ A. Cinader                     By: /s/ Saul Charles
   ------------------------               -------------------------
   Calvin Oyer, Trustee*                  Alice Oyer, Trustee**

                                       By: /s/ Saul Charles
                                          -------------------------
                                          Calvin Oyer, Trustee**

                                       ARTHUR CINADER CHARITABLE REMAINDER
                                       UNITRUST U/A DATED APRIL 25, 1997,
                                       BETWEEN ARTHUR CINADER, AS GRANTOR
                                       AND JOHANNA CINADER AND JOSH S.
                                       WESTON, AS TRUSTEES

                                       By: /s/ Saul Charles
                                          -------------------------
                                          Johanna Cinader, Trustee**

                                       By: /s/ Saul Charles
                                          -------------------------
                                          Josh S. Weston, Trustee**


TPG INVESTORS II, L.P.                 TPG PARTNERS II, L.P.

By:  TPG GenPar II, L.P.               By:  TPG GenPar II, L.P.

By:  TPG Advisors II, Inc.             By:  TPG Advisors II, Inc.


By: /s/ Jonathan J. Coslet             By: /s/ Jonathan J. Coslet
   ------------------------               -------------------------
   Name: Jonathan J. Coslet               Name: Jonathan J. Coslet
   Title: Principal                       Title: Principal



* - By Arthur Cinader, as attorney-in-fact
** - By Saul Charles, as attorney-in-fact

TPG PARALLEL II, L.P.

By:  TPG GenPar II, L.P.

By:  TPG Advisors II, Inc.


By: /s/ Jonathan J. Coslet
   ------------------------
   Name: Jonathan J. Coslet
   Title: Principal



* - By Arthur Cinader, as attorney-in-fact
** - By Saul Charles, as attorney-in-fact

                            SCHEDULE I



Stockholder                                         Recapitalization
                                                         Shares

TPG Parallel II, L.P.                                  2,154.198
TPG Investors II, L.P.                                 3,292.740
BancBoston Investments, Inc.                           2,062.500
General Electric Capital Corporation                   1,948.090
TCW/Crescent Mezzanine Partners, L.P.                  2,323.141
TCW/Crescent Mezzanine Trust                             707.128
TCW/Crescent Mezzanine Investment Partners, L.P.          63.481
Crescent/Mach I Partners, L.P.                           171.875
TCW Shared Opportunity Fund II, L.P.                     171.875
DLJ Fund Investment Partners II, L.P.                    527.745
Ken Moelis                                                25.943
Mark Lanigan                                              25.943
Pauline Boghosian                                         25.943
Stephen Paul                                              13.342
Scott Honour                                               4.447
Bennett Goodman                                           20.013
Steve Rattner                                             20.013
Doug Ostrover                                             20.013
Rob Grien                                                 19.272
Christine Fasano                                          13.342
Eric Swanson                                              10.377
Kevin Smith                                                2.965
Steve Hickey                                              10.377
DLJ Capital Corporation                                    1.482
Farallon Capital Partners, L.P.                          742.500
Farallon Capital Institutional Partners, L.P.            577.500
Farallon Capital Institutional Partners II, L.P.         198.000
Farallon Capital Institutional Partners III, L.P.         66.000
RR Capital Partners, L.P.                                 66.000

             SCHEDULE A TO AMENDMENT TO RECAPITALIZATION AGREEMENT


                         Number of Common Shares     Allocation of Sellers
Seller                       Owned of Record            Redemption Price

Arthur Cinader                   104,836                 $168,369,548 1

Emily Woods                       18,110 2                $12,336,837 2

Arthur Cinader
Charitable Remainder              11,399                  $14,647,063
Unitrust, dated April
25, 1997

Trust u/a dated December
29, 1992, f/b/o Arthur            5,217                    $6,703,547
Cinader Family

Abigail Cinader                    137                      $176,037

Arthur Cinader, Jr.                137                      $176,037

Maud Bryt                          137 2                       $0 2

Trust u/a dated December
30, 1959, f/b/o John              10,000                  $12,849,428
Mitchell Cinader

Trust u/a dated June 14,
1955, f/b/o Oyer Family           24,164                  $31,049,358

Edna Charles                      20,000                  $25,698,856

Saul Charles                      19,861                  $25,520,249

Linda Charles Fishman             3,330                    $4,278,860



--------

1 Amount includes an additional approximately $321 per share as consideration for the sale of Mr. Cinader's controlling interest in the Company.

2 Ms. Woods will retain a portion of her existing shares of Common Stock (having an aggregate value of $10,933,477) representing approximately 14.58% of the common equity of the post-Closing Company. The value of such shares owned by Ms. Woods, together with the cash to be received by her as her pro rata share of the Sellers Redemption Price, equal, in the aggregate, $23,270,314. Ms. Bryt will retain 129.094 of her existing shares of Common Stock (having an aggregate value of $176,037) representing approximately .002347% of the common equity of the post-Closing Company and will surrender her remaining shares of Common Stock to the Company for no additional consideration.

Amy Charles                       5,330                    $6,848,745

Robert Charles                    5,330                    $6,848,745

                    TOTAL        227,988                 $315,503,310 2

       EXHIBIT B TO AMENDMENT TO RECAPITALIZATION AGREEMENT




Emily Woods                            8,017.883 Retained Shares


Maud Bryt                               129.094 Retained Shares 1

--------

1 Ms. Bryt will retain 129.094 of her existing shares of Common Stock (having an aggregate value of $176,037) representing approximately .002347% of the common equity of the post-Closing Company and will surrender her remaining shares of Common Stock to the Company for no additional consideration.